POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS~ that the undersigned hereby constitutes and appoints each of Todd A. Slater, J. Matt Martin, Inchan Hwang, Dana C. O'Brien and Emily C. Tanner (each person referred to herein as the "Attorney-in-Fact") signing singly, his/her true and lawful attorney -infact- and agent, with full power to act for him/her and in his/her name, place and stead, in any and all capacities to: (1) Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of repo1ts required or considered by the Attorney-in-Fact to be advisable under Section 16 of the Securities Exchange Act of 1934 (the ,,Exchange Act") or any rnle or regulation of the SEC; (2) prepare, execute and submit Forms 3, 4 and 5 and any amendments thereto under Section 16(a) of the Exchange Act and the rules relating thereto relating to transactions involving the securities of Olin Corporation ("Olin"); and (3) prepare, execute and submit Form 144 and any amendments thereto under Rule 144 promulgated under the Securities Act of 1933 relating to transactions involving securities of Olin. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and eve1y act and thing whatsoever requisite, neccssmy and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Olin assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or with Rule 144 of the Securities Act of 1933. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4, 5 or144 with respect to the undersigned's holdings of and transactions in securities issued by Olin, unless earlier revoked by the undersigned in a signed document delivered to the foregoing Attorneys-in-Fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed effective as of April 25, 2024. ~~-~~ J. ~~e Signature Florian J. Kohl Print Name